Exhibit 10.1

TIMBER PHARMACEUTICALS, INC.
TIMBER PHARMACEUTICALS LLC
BIOPHARMX, INC.

SECURED BRIDGE LOAN AGREEMENT

$3,000,000.00	August 30, 2023

FOR VALUE RECEIVED, and subject to the terms and conditions set forth herein, each of TIMBER PHARMACEUTICALS, INC., a Delaware corporation (“Timber Parent”), TIMBER PHARMACEUTICALS LLC, a Delaware limited liability company (“Timber”), BIOPHARMX, INC., a Nevada corporation (“BioPharmX”, and, together with Timber Parent and Timber, the “Borrowers”, and each a “Borrower”), jointly and severally, hereby unconditionally promises to pay to the order of LEO US HOLDING, INC., a Delaware corporation, or its permitted assigns (the “Holder”), advances in the principal amount of up to $3,000,000.00 or, if less, the aggregate unpaid principal amount of the Loans (as defined below) made by the Holder to the Borrowers hereunder, and all accrued interest thereon, on the terms and subject to the conditions set forth in this Secured Bridge Loan Agreement (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”). Each Borrower’s performance of its obligations hereunder is secured by a first priority security interest (subject to Permitted Liens) in the Collateral (as hereinafter defined).

Holder, LEO Pharma A/S, a Danish Aktieselskab, LEO Spiny Merger Sub, Inc., a Delaware corporation (“Merger Sub”), and Timber Parent have entered into an Agreement and Plan of Merger, dated as of August 20, 2023 (as amended, modified or supplemented from time to time, the “Merger Agreement”), pursuant to which Merger Sub will merge with and into Timber Parent (the “Merger”), with Timber Parent surviving the Merger as the surviving corporation and a wholly-owned subsidiary of Holder, subject to the terms and conditions described therein.

In connection with the Merger Agreement and subject to the conditions set forth therein, the Borrowers have requested, and Holder is willing, on the terms and subject to the conditions set forth herein, to make the Loans to the Borrowers.

Capitalized terms not otherwise defined in this Agreement (including Section 10 hereof) shall have the meanings set forth in the Merger Agreement. Any term used in the UCC and not defined herein shall have the meaning provided by the UCC to the extent such terms are defined therein; provided that if a term is defined in Article 9 of the UCC differently than in another Article of the UCC, the term shall have the meaning specified in Article 9 of the UCC.

1.    Loans; Conditions Precedent; Maturity; Conversion; Repayment.

1.1    Loans; Conditions Precedent.

(a)    Loans. Holder shall, on the terms and subject to the conditions contained in this Agreement, advance (i) a term loan (the “Initial Loan”) to the Borrowers on the Initial Loan Closing Date in an aggregate principal amount of $2,000,000, and (ii) a delayed draw term loan (the “Delayed Draw Loan” and together with the Initial Loan, the “Loans” and each, a “Loan”) to the Borrowers on September 30, 2023 (the “Delayed Draw Closing Date”) in an aggregate principal amount of $1,000,000. Each Loan shall be made only upon the delivery by the Borrowers to Holder of a Drawdown Notice requesting a Loan executed by a responsible officer of each Borrower in the form attached hereto as Exhibit A (the “Drawdown Notice”) not less than three (3) Business Days prior to the date on which the proposed Loan is to be made provided that the conditions applicable to such Loan are satisfied (or waived in accordance with this Agreement). Holder will keep records of Loans, accrued interest and charges which will be binding on each Borrower absent manifest error. The Borrowers shall not be obligated to request or draw any Loan under this Agreement.

(b)    Conditions Precedent to the Effective Date. This Agreement shall become effective on the date on which the following conditions are satisfied:

(i)	Holder shall have received this Agreement, duly executed by each Borrower;

(ii)

Holder shall have received a short-form Patent Security Agreement, and a Trademark Security Agreement, as applicable, in each case dated as of the date hereof, duly executed and delivered by each Borrower that, pursuant to the terms hereof, is required to provide such intellectual property security agreements to the Holder;

(iii)

Holder shall have received satisfactory evidence that the liens granted by any Borrower in favor of Patagonia Pharmaceuticals LLC have been, or substantially concurrently with execution and delivery of this Agreement will be, indefeasibly terminated and released and Holder shall have received such terminations, releases, filings or other documents as Holder may reasonably request which are necessary to terminate and release any such liens or evidence the termination and release thereof, including UCC Form UCC-3 termination statements; and

(iv)

Holder shall have received from each Borrower (i) a copy of a good standing certificate from each of Timber and BioPharmX and (ii) a certificate, dated as of the date hereof, duly executed and delivered by such Person’s Secretary or Assistant Secretary, managing member or general partner, or other officer, as applicable, as to:

(A)

resolutions of each such Person’s board of directors or a duly authorized committee thereof (or other managing body, in the case of a Person other than a corporation) and any other corporate resolutions required by applicable Laws or pursuant to such Person’s Organic Documents, each of which shall be then in full force and effect authorizing the execution, delivery and performance of each Loan Document to be executed by such Person and the transactions contemplated hereby and thereby;

(B)	the incumbency and signatures of those of its officers, managing member or general partner, as applicable, authorized to act with respect to each Loan Document to be executed by such Person; and

(C)	the full force and validity of each Organic Document of such Person and copies thereof;

upon which certificates the Holder may conclusively rely until it shall have received a further certificate of the Secretary, Assistant Secretary, managing member or general partner, as applicable, of any such Person canceling or amending the prior certificate of such Person.

(c)    Conditions Precedent to Each Loan. The obligation of Holder to make each Loan (including the Initial Loan) will be subject to the satisfaction or waiver of the following conditions precedent:

(i)	the provision by each Borrower to Holder of a Drawdown Notice on a date that is on or prior to three (3) Business Days prior to the date on which the Loan is to be made;

(ii)

Holder shall have received a certificate duly executed by an officer of each Borrower, dated as of the Initial Loan Closing Date or Delayed Draw Closing Date, as the case may be, and duly executed and delivered by an officer of each Borrower, in which certificate each Borrower shall agree and acknowledge that the statements made therein shall be deemed to be true and correct representations and warranties of each Borrower as of such date, and, at the time such certificate is delivered, such statements shall in fact be true and correct, and such statements shall include that (i) the representations and warranties set forth in each Loan Document shall, in each case, be true and correct as of the Initial Loan Closing Date or Delayed Draw Closing Date, or as of any earlier date specified in such representations and warranties, (ii) no Default shall have then occurred and be continuing, or would result from the Loan to be advanced on the Initial Loan Closing Date or Delayed Draw Closing Date, as the case may be, and (iii) all of the conditions applicable to such Loan set forth in Section 1.1(c) of this Agreement have been satisfied;

(iii)

solely in respect of the Initial Loan, Holder shall have received fully executed versions of the Warrant Amendments with respect to all Company Warrants (other than the holders of the 2016 BPMX Warrants);

(iv)	solely in respect of the Delayed Draw Loan, the Borrowers shall have delivered updates to Schedule 1 to this Agreement, as applicable, as of the Delayed Draw Closing Date;

(v)	no material breach by Borrower of any provision of the Merger Agreement has occurred and is continuing;

(vi)

the representations and warranties contained herein shall be true and correct in all material respects on and as the date on which such Loan is made or as of any earlier date specified in such representations and warranties; and

(vii)

the absence of any Event of Default or event which, with the lapse of time, the giving of notice or both, would be an Event of Default hereunder either before or occurring as a result of making the Loan.

1.2    Maturity Date. All Loans shall be due and payable in full, together with all accrued and unpaid interest thereon on November 17, 2023 (the “Maturity Date”), except to the extent that such Loans have been prepaid in accordance with Section 1.4 or as otherwise provided in Section 7.

1.3    Mandatory Prepayments.

(a)    On the Closing Date (as defined in the Merger Agreement), 50% of (i) the unpaid principal amount of the Loans then outstanding, plus (ii) any interest accrued on such Loans through the Closing Date shall be extinguished. The remaining 50% of the unpaid principal amount of the Loans then outstanding, plus any interest accrued on such Loans through the Closing Date, shall be repaid from the FDA Approval Milestone (as defined in the CVR Agreement) and the Net Sales Milestone (as defined in the CVR Agreement), as set forth in the CVR Agreement to be entered into on the Closing Date between Holder and [●]).

(b)    In the event that any Borrower enters into an agreement with a third-party that constitutes an Acquisition Proposal (as defined in the Merger Agreement), the Borrowers shall immediately repay an amount equal to the unpaid principal amount of the Loans multiplied by 1.25, plus any accrued and unpaid interest, fees or other Obligations outstanding hereunder.

1.4    Optional Prepayments. Other than as provided for in Section 1.3, the Borrowers may only prepay the Loans with the Holder’s prior written consent. No amount prepaid under this Section 1.4 may be reborrowed.

2.    Interest.

2.1    Subject to Section 2.2 below, interest shall accrue on a daily basis at a rate equal to 12.00% per annum, on the unpaid principal balance of the Loans then outstanding, computed on the basis of a year having three hundred sixty-five (365) days and calculated for the actual number of days elapsed. Accrued interest on the Loans shall be due and payable in cash on each day on which any Loans are required to be repaid or prepaid pursuant to Section 1.2, Section 1.3, Section 1.4 or Section 7, before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

2.2    If the principal amount of the Loans shall not be paid in full on the Maturity Date or an Event of Default has occurred and is continuing, the interest rate shall be increased to the lesser of (a) 24.00% and (b) the Maximum Rate permitted by applicable Law, and shall be payable on demand.

2.3    Notwithstanding anything to the contrary contained herein, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable law (the “Maximum Rate”). In determining whether the interest contracted for, charged, or received by the Holder exceeds the Maximum Rate, the Holder may, to the extent permitted by applicable law, (i) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations. If, notwithstanding the prior sentence, the Holder has received interest hereunder in excess of the Maximum Rate, such excess amount shall be applied to the reduction of the Obligations payable hereunder, and if no such Obligations are then outstanding, such excess or part thereof remaining shall be paid to Borrowers.

3.    Payment Mechanics.

3.1    Manner of Payments. All payments of interest and principal, plus any other costs or expenses owed hereunder (including any costs of collection or enforcement) (collectively, the “Obligations”) shall be made in lawful money of the United States of America by wire transfer of immediately available funds to a bank account specified by Holder in writing to Borrower from time to time.

3.2    Application of Payments. All payments made hereunder shall be applied first to the payment of any fees or charges outstanding hereunder, second to accrued interest, and third to the payment of the principal amount outstanding under this Agreement. Amounts paid or repaid under this Agreement may not be reborrowed.

3.3    Business Day Convention. Whenever any payment to be made hereunder shall be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension will be taken into account in calculating the amount of interest payable under this Agreement. “Business Day” means any day, other than a Saturday or a Sunday, on which commercial banks are not required or authorized to close in Copenhagen, Denmark or New York City, New York.

3.4    Rescission of Payments. If at any time any payment made by any Borrower under this Agreement is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy or reorganization of a Borrower or otherwise, such Borrower’s obligation to make such payment shall be reinstated as though such payment had not been made.

3.5    Tax Withholding. Payments received by Holder from any Borrower under any Loan Document will be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any governmental authority, other than Excluded Taxes (including any interest, additions to tax or penalties applicable thereto, other than interest, additions to tax or penalties related to or arising in connection with Excluded Taxes).  Specifically, however, if at any time any governmental authority, applicable Law, regulation or international agreement require any Borrower to make any withholding or deduction from any such payment or other sum payable hereunder to Holder, other than any withholding or deduction in respect of Excluded Taxes, each Borrower hereby covenants and agrees that the amount due from such Borrower with respect to such payment or other sum payable hereunder will be increased to the extent necessary to ensure that, after the making of such required withholding or deduction, Holder receives a net sum equal to the sum which it would have received had no withholding or deduction (other than withholding or deduction in respect of Excluded Taxes) been required, and such Borrower shall pay the full amount withheld or deducted to the relevant governmental authority.  Each Borrower will, upon request, furnish Holder with proof reasonably satisfactory to Holder indicating that such Borrower has made such withholding payment; provided, however, that such Borrower need not make any withholding payment if the amount or validity of such withholding payment is contested in good faith by appropriate and timely proceedings and as to which payment in full is bonded or reserved against by such Borrower.  The agreements and obligations of each Borrower contained in this Section 3.5 shall survive the termination of this Agreement and the payment of all other amounts owing hereunder. “Excluded Taxes” means any of the following taxes imposed on or with respect to Holder or required to be withheld or deducted from a payment to Holder, (a) taxes imposed on or measured by reference to net income (however denominated), franchise taxes and branch profits taxes, in each case (i) imposed as a result of such Holder being organized under the laws of, or having its principal office or applicable lending office located in the jurisdiction imposing such tax (or any political subdivision thereof) or (ii) imposed as a result of a present or former connection between the Holder and the jurisdiction imposing such tax (other than connections arising from such Holder having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced this Agreement, or sold or assigned an interest in a Loan), (b) U.S. federal withholding taxes imposed on amounts payable to or for the account of such Holder with respect to an applicable interest in a Loan pursuant to a law in effect on the date on which (x) such Holder acquires such interest in a Loan or (y) such Holder changes its applicable lending office, (c) Taxes attributable to a Holder’s failure to provide, or to be eligible to provide, an IRS Form W-9 certifying as to its U.S. status and (d) any withholding taxes imposed under Section 1471 through 1474 of the Internal Revenue Code of 1986, as amended (the “Code”), as of the date of this Agreement (or any amended or successor version that is substantially comparable and not materially more onerous to comply with), and current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among governmental authorities and implementing such sections of the Code.

4.    Representations and Warranties. Each Borrower hereby represents and warrants to Holder on each of the Initial Loan Closing Date and the Delayed Draw Closing Date as follows:

4.1    Existence; Legal Name; Place of Business. Each Borrower is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization (except as disclosed in the Disclosure Letter). Each Borrower’s legal name is set forth in the preamble to this Agreement.

4.2    Power and Authority. Each Borrower has the power and authority to execute and deliver the Loan Documents to which it is a party, to perform its obligations thereunder and to consummate the transactions contemplated by the Loan Documents.

4.3    Authorization; Execution and Delivery. The execution and delivery by each Borrower of each Loan Document to which it is a party, the performance of its obligations hereunder and thereunder and the consummation by each Borrower of the transactions contemplated by the Loan Documents have been duly and validly authorized by all necessary corporate or other company action in accordance with all applicable Laws. Each Borrower has duly executed and delivered the Loan Documents to which it is a party.

4.4    No Approvals. No consent or authorization of, filing with, notice to or other act by, or in respect of, any governmental authority or any other person is required in order for each Borrower to execute, deliver, or perform any of its obligations under the Loan Documents to which it is a party, except (a) such as have been obtained and are in full force and effect, and (b) for filings and recordings with respect to the Collateral to be made, or otherwise delivered to the Holder for filing and/or recordation, as of the date of this Agreement.

4.5    No Violations. The execution, delivery and performance by each Borrower of the Loan Documents to which it is a party and the consummation by each Borrower of the transactions contemplated thereunder, do not (a) violate any provision of such Borrower’s organizational documents; (b) violate any law or order applicable to such Borrower or by which any of its properties or assets may be bound; (c) constitute (with due notice or lapse of time or both) a default under any material agreement or contract by which such Borrower may be bound; or (d) result in the creation of any mortgage, deed of trust, pledge, hypothecation, collateral assignment, charge, deposit arrangement, encumbrance, easement, lien (statutory or otherwise), security interest or other security arrangement of any kind or nature whatsoever (“Lien”) upon any assets of such Borrower pursuant to any indenture, mortgage, deed of trust, bank loan or credit agreement or other instrument to which such Borrower or by which any of its properties or assets are bound (other than any Liens created under any of the Loan Documents in favor of the Holder).

4.6    Enforceability. Each Loan Document is a valid, legal and binding obligation of such Borrower party thereto, enforceable against such Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

4.7    Collateral. Each Borrower is the sole, direct, legal and beneficial owner and owner of record of its Collateral and has full power, authority and legal right to pledge the Collateral pursuant to this Agreement. The Collateral is free of all Liens other than (a) the Liens granted to Holder pursuant to this Agreement or (b) as permitted under Section 5.4. The pledge of the Collateral pursuant to Section 8.1, creates a valid, and upon the due filing of a properly prepared UCC-1 financing statement in respect of each Borrower in the proper and applicable filing office, perfected first priority security interest (subject to Permitted Liens) in the Collateral under the UCC securing the Obligations to the extent such security interest can be perfected by the filing of a UCC-1 financing statement.

4.8    Intellectual Property. Each Borrower is the sole owner of the Intellectual Property that it owns or purports to own, free and clear of Liens (other than Permitted Liens). Each Patent, Copyright and Trademark which each Borrower owns or purports to own is valid and enforceable, and no part of the Intellectual Property that each Borrower owns or purports to own has been judged invalid or unenforceable, in whole or in part. To the best of each Borrower’s knowledge, no claim has been made that any part of the Intellectual Property violates the rights of any third party. Schedule 1 sets forth a list of each Patent, Copyright and Trademark which each Borrower owns or purports to own.

4.9    Litigation. There are no actions or proceedings pending or, to the knowledge of any senior officer of each Borrower, threatened in writing by or against any Borrower or any of their Subsidiaries, except for any such actions or proceedings, which, individually or in the aggregate, could not reasonably be expected to have a Company Material Adverse Effect.

4.10    Financial Statements; Financial Condition. All consolidated financial statements for the Borrowers and their Subsidiaries delivered to Holder fairly present in all material respects the consolidated financial condition and consolidated results of operations of the Borrowers and their Subsidiaries as of the date(s) and for the period(s) set forth therein. There has not been any material deterioration in the consolidated financial condition of the Borrowers and their Subsidiaries since the date of the most recent financial statements submitted to Holder except as disclosed to Holder. Any projections prepared by any Borrower and delivered to the Holder are based on good faith estimates and assumptions made by the management of such Borrower that were reasonable at the time made; provided, such projections are not to be viewed as facts and that actual results during the period or periods covered by the projections may differ from such projections and that the differences may be material and should not be viewed as facts or guarantees of performance or achievement of any particular results.

5.    Covenants. Each Borrower covenants and agree that, until payment in full of all Obligations (other than contingent obligations as to which no claim has been made):

5.1    Notices. Each Borrower shall (a) as soon as possible and in any event within three days after becoming aware of the occurrence or existence of a Default or an Event of Default hereunder, provide Holder with written notice setting forth details of the Default or an Event of Default and the action which the Borrowers have taken or propose to take with respect thereto, and (b) promptly, from time to time, such other information regarding the Borrowers or compliance with the terms of this Agreement and the other Loan Documents as reasonably requested by Holder.

5.2    Further Assurances. At any time and from time to time, the Borrowers shall execute and deliver such further instruments and take such further action as may reasonably be requested by Holder to effect the purposes of this Agreement and the other Loan Documents.

5.3    Debt. Each Borrower and its Subsidiaries shall not incur, create, assume, guarantee or in any way become liable for any indebtedness for borrowed money (except to the extent expressly permitted under the Merger Agreement), unless the Obligations (other than contingent obligations as to which no claim has been made) are concurrently repaid in full.

5.4    Liens. Each Borrower and its Subsidiaries shall not, directly or indirectly, create, incur, assume or suffer to exist any Lien upon any of its properties or assets whether now owned or hereafter acquired securing any obligations, other than Permitted Liens.

5.5    Dispositions. Each Borrower shall not directly or indirectly convey, sell, transfer, lease, assign or otherwise dispose of, or agree to convey, sell, transfer, lease, assign, or otherwise dispose of (whether in one or a series of transactions) (collectively, “Transfer”), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, except for Transfers in the ordinary course of business or otherwise permitted under the Merger Agreement so long as the Obligations (other than contingent obligations as to which no claim has been made) are concurrently repaid in full with the net cash proceeds from such Transfer if such net proceeds, together with the net proceeds of any other such Transfer during the term of this Agreement, exceed $50,000 in the aggregate.

5.6    Investments. Each Borrower shall not, directly or indirectly, or permit any of its Subsidiaries to directly or indirectly, make, acquire or own any Investment (including by the formation of any Subsidiary) other than: (a) Timber Parent’s ownership of the shares in Timber and BioPharmX, each of which is a wholly owned subsidiary of Timber Parent; (b) Investments consisting of cash equivalents; (c) Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of the business of the Borrowers and its Subsidiaries and (d) Investments expressly permitted under the Merger Agreement.

5.7    Restricted Payments. Each Borrower shall not declare or make, or permit any Subsidiary to declare or make, a Restricted Payment, or make any deposit for any Restricted Payment, other than (a) Restricted Payments made between Borrowers or by a Subsidiary to a Borrower, and (b) Restricted Payments to Holder constituting a payment, prepayment or repayment of the Obligations.

5.8    Transactions with Affiliates. Each Borrower shall not, directly or indirectly, enter into or permit to exist any transaction with any Affiliate of any Borrower or any of its Subsidiaries, except for (a) transactions among the Borrowers, (b) transactions that are in the ordinary course of business of such Borrower and its Subsidiaries, upon fair and reasonable terms that are no less favorable to such Borrower or its Subsidiaries than would be obtained in an arm’s length transaction with a non-affiliated Person, (c) reasonable and customary employment, compensation and severance arrangements for officers and other employees of the Borrowers and their respective subsidiaries, and (d) Restricted Payments to the extent permitted under Section 5.7.

5.9    Mergers; Subsidiaries. Each Borrower shall not (a) create any Subsidiary or (b) merge or consolidate with any other Person, or acquire all or substantially all of the capital stock, property or business (or any division thereof) of another Person (including by the formation of any Subsidiary) (except to the extent expressly permitted under the Merger Agreement). Notwithstanding the foregoing or anything herein or in any other Loan Document to the contrary, the Borrowers shall be permitted to enter into, and consummate the transactions contemplated by, the Merger Agreement.

5.10    Use of Proceeds. Each Borrower shall use the proceeds of the Loans (i) to satisfy in full all outstanding amounts owing to the Office of Secretary of State of the State of Delaware in respect of the DE Franchise Tax Matter (as defined in the Disclosure Letter), and (ii) for working capital and other general corporate purposes.

6.    Events of Default. The occurrence and continuance of any of the following shall constitute an event of default (an “Event of Default”) hereunder:

6.1    Failure to Pay. The Borrowers fails to pay any amount when due (whether at stated maturity, by acceleration or otherwise), and such payment shall not have been made within five (5) days of the Borrowers’ receipt of the Holder’s written notice to the Borrowers of such failure to pay.

6.2    Breach of Representations and Warranties. Any representation or warranty made or deemed made by Borrower herein is incorrect in any material respect on the date as of which such representation or warranty was made or deemed made.

6.3    Breach of Covenants. (a) Any Borrower fails to observe or perform any other covenant, obligation, condition or agreement contained in Section 5.1, Section 5.3, Section 5.4, Section 5.5, Section 5.6, Section 5.7, Section 5.8, Section 5.9 or Section 5.10, or (b) Borrower fails to observe or perform any other covenant, obligation, condition or agreement contained in this Agreement (except as set forth in Section 6.1 and Section 6.3(a)) and such failure continues for five (5) days after the Borrowers receive notice thereof from the Holder.

6.4    Invalidity. Any provision of any Loan Document is not or ceases to be valid, binding and enforceable in accordance with its respective terms other than as expressly permitted thereunder for any reason, or is asserted in writing by the Borrowers to not be valid, binding and enforceable against the Borrowers.

6.5    Bankruptcy.

(a)    Any Borrower or any of its Subsidiaries commences any case, proceeding or other action (i) under any Debtor Relief Law, seeking to have an order for relief entered with respect to it or him, or seeking to adjudicate it or him as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts or (ii) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or him or for all or any substantial part of its assets, or any Borrower or its material Subsidiaries makes a general assignment for the benefit of its creditors;

(b)    there is commenced against any Borrower or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (a) of this Section 6.5 which (i) results in the entry of an order for relief or any such adjudication or appointment or (ii) remains undismissed, undischarged or unbonded for a period of 60 days;

(c)    there is commenced against any Borrower or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which has not been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or

(d)    Any Borrower or any of its Subsidiaries takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clauses (a), (b) and (c) of this Section 6.5.

6.6    Judgment. Fines, penalties or final judgments, orders, or decrees for the payment of money in an amount, individually or in the aggregate, in excess of $100,000 (in each case to the extent not covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage, and taking into account any deductibles) shall be rendered against any Borrower, and the same are not, within 30 days after the entry, assessment or issuance thereof, discharged, satisfied, or paid, or after execution thereof, stayed or bonded pending appeal, or such judgments are not discharged prior to the expiration of any such stay.

6.7    Other Default. There is, under any agreement for indebtedness for borrowed money to which any Borrower or its Subsidiaries is a party with a third party or parties (other than this Agreement), any default resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any indebtedness for borrowed money, to cause or declare any indebtedness for borrowed money to become due and payable or to require any indebtedness for borrowed money to be prepaid, redeemed, purchased or defeased, or require an offer to purchase or defease any indebtedness to be made, in each case, in an amount individually or in the aggregate in excess of $100,000.

6.8    Merger Agreement.

(a)    There is a material breach or default by Borrower under the Merger Agreement, and such breach or default continues for five (5) days after the Borrowers receive notice thereof from the Holder.

(b)    The Merger Agreement is terminated.

6.9    Acquisition Proposal. Any Borrower shall have entered into an agreement with any third person which would constitute an Acquisition Proposal.

7.    Remedies. Upon the occurrence and during the continuance of any Event of Default, Holder may, at its option, by written notice to the Borrowers (a) declare the entire outstanding principal amount of the Loans, together with all accrued interest thereon and all other amounts payable hereunder, immediately due and payable, or (b) exercise any or all of its rights, powers or remedies under the Loan Documents or applicable Law; provided, however, that, if an Event of Default described in Section 6. shall occur, the outstanding principal of and accrued interest on the Loans shall become automatically and immediately due and payable without any notice, declaration or other act on the part of Holder.

8.    Security Interest.

8.1    Grant of Security Interest. Each Borrower hereby pledges and grants to Holder and hereby creates a continuing first priority lien and security interest (subject to Permitted Liens) in favor of Holder in and to all of its right, title and interest in and to the following, wherever located, whether now existing or hereafter from time to time arising or acquired (collectively, the “Collateral”):

(a)    all fixtures and personal property of every kind and nature including all accounts, goods (including inventory and equipment), documents, reports, records and data, including scientific preclinical and clinical data, laboratory notebooks, procedures, tests, dosage information, criteria for patient selection, safety and efficacy and study protocols, investigators brochures, and all pharmacovigilance and other safety records, as well as the results of all clinical trials, whether or not registered with any Governmental Authority (including, if applicable, all electronic documents), instruments, promissory notes, chattel paper (whether tangible or electronic), letters of credit, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), securities and all other investment property, general intangibles (including all payment intangibles and intellectual property, including all intellectual property described on Schedule 1 as supplemented from time to time), money, deposit accounts, and any other contract rights or rights to the payment of money; and

(b)    all Proceeds and products of each of the foregoing, all books and records relating to the foregoing, all supporting obligations related thereto, and all accessions to, substitutions and replacements for, and rents, profits and products of, each of the foregoing, and any and all Proceeds of any insurance, indemnity, warranty or guaranty payable to such Borrower from time to time with respect to any of the foregoing.

8.2    Secured Obligations. The Collateral secures the due and prompt payment and performance of the Obligations.

8.3    Perfection of Security Interest and Further Assurances.

(a)    Each Borrower shall, from time to time, as may be required by Holder with respect to all Collateral, promptly take all actions as may be reasonably requested by Holder to perfect the security interest of Holder in the Collateral, including, without limitation, with respect to all Collateral over which control may be obtained within the meaning of sections 8-106, 9-104, 9-105, 9-106 and 9-107 of the UCC, as applicable, such Borrower shall promptly take all actions as may be reasonably requested from time to time by Holder so that control of such Collateral is obtained and at all times held by Holder. All of the foregoing shall be at the sole cost and expense of the Borrowers.

(b)    Each Borrower hereby irrevocably authorizes Holder at any time and from time to time to file in any relevant jurisdiction any financing statements and amendments thereto that contain the information required by Article 9 of the UCC of each applicable jurisdiction for the filing of any financing statement or amendment relating to the Collateral, including any financing or continuation statements or other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the security interest granted by such Borrower hereunder, without the signature of such Borrower where permitted by law, including the filing of a financing statement describing the Collateral as all assets now owned or hereafter acquired by such Borrower, or words of similar effect. Each Borrower agrees to provide all information required by Holder pursuant to this Section 8.3 promptly to Holder upon request.

(c)    Each Borrower hereby further authorizes Holder to file with the United States Patent and Trademark Office and the United States Copyright Office (and any successor office and any similar office in any state of the United States or in any other country) this Agreement and other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the security interest granted by such Borrower hereunder, without the signature of such Borrower where permitted by law, including an intellectual property security agreement in a form reasonably satisfactory to Holder.

(d)    If any Borrower shall at any time hold or acquire any certificated securities, promissory note, tangible chattel paper, negotiable documents or warehouse receipts relating to the Collateral, such Borrower shall notify Holder thereof and, upon the written request of Holder, promptly endorse, assign and deliver the same to Holder, accompanied by such instruments of transfer or assignment duly executed in blank as Holder may from time to time reasonably specify.

(e)    Each Borrower agrees that at any time and from time to time, at the expense of the Borrowers, such Borrower will promptly execute and deliver all further instruments and documents, obtain such agreements from third parties, and take all further action, that Holder may reasonably request, in order to perfect and protect any security interest granted hereby or to enable Holder to exercise and enforce its rights and remedies hereunder or under any other agreement with respect to any Collateral.

8.4    Account Debtors. If any Event of Default shall have occurred and be continuing, Holder may, or at the request and option of Holder, the Borrowers shall, notify account debtors and other persons obligated on any Collateral of the security interest of Holder in any such account, chattel paper, general intangible, instrument or other Collateral and that payment thereof is to be made directly to Holder.

8.5    Holder Appointed Attorney-in-Fact. Each Borrower hereby appoints Holder as such Borrower’s attorney-in-fact, with full authority in the place and stead of such Borrower and in the name of such Borrower or otherwise, from time to time during the continuance of an Event of Default in Holder’s discretion to take any action and to execute any instrument which Holder may deem necessary or advisable to accomplish the purposes of this Agreement (but Holder shall not be obligated to and shall have no liability to such Borrower or any third party for failure to do so or take action). This appointment, being coupled with an interest, shall be irrevocable. Each Borrower hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof.

8.6    Secured Party May Perform; Reasonable Care. If any Borrower fails to perform any obligation contained in this Agreement, Holder may itself perform, or cause performance of, such obligation, and the expenses of Holder incurred in connection therewith shall be payable by such Borrower; provided that Holder shall not be required to perform or discharge any obligation of any Borrower. Holder shall have no duty with respect to the care and preservation of the Collateral beyond the exercise of reasonable care.

8.7    Remedies. If any Event of Default shall have occurred and be continuing, then Holder will have the following rights and remedies:

(a)    Holder, without any other notice to or demand upon the Borrowers, may assert all rights and remedies of a secured party under the UCC or other applicable law, including, without limitation, the right to take possession of, hold, collect, sell, lease, deliver, grant options to purchase or otherwise retain, liquidate or dispose of all or any portion of the Collateral. If notice prior to disposition of the Collateral or any portion thereof is necessary under applicable law, written notice mailed to the Borrowers at their notice address as provided in Section 9.1 not later than 10 days prior to the date of such disposition shall constitute reasonable notice, but notice given in any other reasonable manner shall be sufficient. So long as the sale of the Collateral is made in a commercially reasonable manner, Holder may sell such Collateral on such terms and to such purchaser(s) as Holder in its absolute discretion may choose, without assuming any credit risk and without any obligation to advertise or give notice of any kind other than that necessary under applicable law. Without precluding any other methods of sale, the sale of the Collateral or any portion thereof shall have been made in a commercially reasonable manner if conducted in conformity with reasonable commercial practices of creditors disposing of similar property. At any sale of the Collateral, if permitted by applicable law, Holder may be the purchaser, licensee, assignee or recipient of the Collateral or any part thereof and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold, assigned or licensed at such sale, to use and apply any of the Obligations as a credit on account of the purchase price of the Collateral or any part thereof payable at such sale. To the extent permitted by applicable law, each Borrower waives all claims, damages and demands it may acquire against Holder arising out of the exercise by it of any rights hereunder. Each Borrower hereby waives and releases to the fullest extent permitted by law any right or equity of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling the Collateral and any other security for the Obligations or otherwise. At any such sale, unless prohibited by applicable law, Holder or any custodian may bid for and purchase all or any part of the Collateral so sold free from any such right or equity of redemption. Neither Holder nor any custodian shall be liable for failure to collect or realize upon any or all of the Collateral or for any delay in so doing, nor shall it be under any obligation to take any action whatsoever with regard thereto. Holder shall not be obligated to clean-up or otherwise prepare the Collateral for sale.

(b)    [Reserved.]

(c)    Any cash held by Holder as Collateral and all cash Proceeds received by Holder in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied in whole or in part by Holder to the payment of expenses incurred by Holder in connection with the foregoing or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of Holder hereunder, including reasonable attorneys’ fees, and the balance of such proceeds shall be applied or set off against all or any part of the Obligations in such order as Holder shall elect. Any surplus of such cash or cash Proceeds held by Holder and remaining after payment in full of all the Obligations shall be paid over to the Borrowers or to whomsoever may be lawfully entitled to receive such surplus. The Borrowers shall remain liable for any deficiency if such cash and the cash Proceeds of any sale or other realization of the Collateral are insufficient to pay the Obligations and the fees and other charges of any attorneys employed by Holder to collect such deficiency.

(d)    If Holder shall determine to exercise its rights to sell all or any of the Collateral pursuant to this Section 8.7, each Borrower agrees that, upon request of Holder, such Borrower will, at its own expense, do or cause to be done all such acts and things as may be necessary to make such sale of the Collateral or any part thereof valid and binding and in compliance with applicable law.

8.8    Cumulative Remedies; Security Interest Absolute. Holder shall not by any act, delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any default or Event of Default. All rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies provided by law. Each Borrower hereby waives demand, notice, protest, notice of acceptance of this Agreement, notice of loans made pursuant to this Agreement, credit extended, Collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description. All rights of Holder and liens and security interests hereunder, and all Obligations of each Borrower hereunder, shall be absolute and unconditional irrespective of: (a) any illegality or lack of validity or enforceability of any Obligation or any document or instrument contemplated hereby in connection with the Obligations or the Collateral; (b) any change in the time, place or manner of payment of, or in any other term of, the Obligations, or any rescission, waiver, amendment or other modification of this Agreement or any other agreement, including any increase in the Obligations resulting from any extension of additional credit or otherwise; (c) any taking, exchange, substitution, release, impairment or non-perfection of any Collateral or any other collateral, or any taking, release, impairment, amendment, waiver or other modification of any guaranty, for all or any of the Obligations; (d) any manner of sale, disposition or application of proceeds of any Collateral or any other collateral or other assets to all or part of the Obligations; (e) any default, failure or delay, willful or otherwise, in the performance of the Obligations; (f) any defense, set-off or counterclaim (other than a defense of payment or performance) that may at any time be available to, or be asserted by, such Borrower against Holder; or (g) any other circumstance (including, without limitation, any statute of limitations) or manner of administering the loans pursuant to this Agreement or any existence of or reliance on any representation by Holder that might vary the risk of such Borrower or otherwise operate as a defense available to, or a legal or equitable discharge of, such Borrower or any other grantor, guarantor or surety.

8.9    Termination; Release. On the date on which all Obligations (other than contingent obligations as to which no claim has been made) have been paid and performed in full, Holder will, at the request and sole expense of the Borrowers, (a) duly assign, transfer and deliver to or at the direction of the Borrowers (without recourse and without any representation or warranty) such of the Collateral as may then remain in the possession of Holder, together with any monies at the time held by Holder hereunder, and (b) execute and deliver to the Borrowers a proper instrument or instruments acknowledging the satisfaction and termination of this Agreement.

9.    Miscellaneous.

9.1    Notices. All notices, requests and other communications to any party hereunder shall be in writing (including electronic mail (“e-mail”) transmission, so long as a receipt of such e-mail is requested and received) and shall be given,

If to the Borrowers:

Timber Pharmaceuticals Inc.

3 Mountainview Road, Suite 100,

Warren, NJ 07059

Attention: John Koconis

E-mail: jkoconis@timberpharma.com

with a copy (which shall not constitute notice) to:

Lowenstein Sandler LLP

One Lowenstein Drive

Roseland, NJ 07068

Attention: Steven Skolnick and Annie Nazarian Davydov

E-mail: sskolnick@lowenstein.com and

anazarian@lowenstein.com

If to Holder:

LEO US Holding, Inc.

c/o LEO Pharma A/S

Industriparken 55

DK-2750 Ballerup

Denmark

Attention: Legal Department

E-mail: legal@leo-pharma.com

with a copy (which shall not constitute notice) to:

Covington & Burling LLP

The New York Times Building, 620 8th Ave

New York

NY 10018

Attention: Uri Doron

E-mail: UDoron@cov.com

or to such other address or e-mail address as such party may hereafter specify for the purpose by notice to the other parties hereto pursuant to this Section 9.1. Notices, requests and other communications shall be effective (i) if mailed, upon receipt, (ii) if telecopied, when transmitted, or (iii) if hand-delivered, by courier or otherwise (including telegram, lettergram or mailgram), when delivered. E-mail notices shall be effective when the communication is sent to the applicable recipient’s electronic address.

9.2    Expenses. The Borrowers shall reimburse Holder promptly (but in any case within ten (10) Business Days) after demand for all reasonable and documented out-of-pocket costs, expenses and fees (including reasonable expenses and fees of its counsel) incurred by Holder in connection with the enforcement of Holder’s rights in respect of the Loan Documents or against any Collateral.

9.3    Governing Law. This Agreement and the Loan Documents, including any claims or causes of action (whether in contract, tort or statute) that may be based upon, raise out of or relate to this Agreement or the Loan Documents, or the negotiation, execution or performance thereof or the transactions contemplated hereby, shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of Delaware.

9.4    Submission to Jurisdiction. The parties hereto agree that any Action seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby shall be brought in the Delaware Chancery Court or, if such court shall not have jurisdiction, any federal court located in the State of Delaware or other Delaware state court, and each of the parties hereby irrevocably consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such Action and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such Action in any such court or that any such Action brought in any such court has been brought in an inconvenient forum. Process in any such Action may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 9.1 shall be deemed effective service of process on such party.

9.5    Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

9.6    Indemnification.

(a)    Each Borrower shall indemnify, defend and hold Holder and its directors, officers, employees, advisors, Affiliates, attorneys, agents and any other Person Affiliated with or representing Holder (each, an “Indemnified Person”) harmless against, and compensate and reimburse each Indemnified Person for: (i) all obligations, demands, claims and liabilities claimed or asserted by any other party (including by such Borrower or any of its Subsidiaries) in connection with the transactions contemplated by the Loan Documents; and (ii) all losses or expenses in any way suffered, incurred, or paid by such Indemnified Person as a result of, following from, consequential to, or arising from transactions contemplated by the Loan Documents between Holder and the Borrowers (including reasonable attorneys’ fees and expenses); provided, such indemnity shall not, as to any Indemnified Person, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnified Person.

(b)    Each party hereto waives and agrees that no other Person shall have, any claim against any Indemnified Person or any Borrower, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, the Loan Documents or any document or instrument contemplated hereby, the transactions contemplated hereby or thereby, the Loans or the use of the proceeds thereof.

(c)    This Section 9.6 shall survive the termination of the Loan Documents and the payment of all other amounts owing hereunder.

9.7    Successors and Assigns; Transfers.

(a)    No Borrower may assign or transfer any Loan Document or any of its rights or obligations hereunder or thereunder without the prior written consent of the Holder. This Agreement, the Loan made hereunder, and any Loan Document may be assigned or transferred by Holder with the prior written consent of the Borrowers. The Loan Documents shall inure to the benefit of, and be binding upon, the parties hereto and their permitted assigns.

(b)    Timber Parent will keep at its principal executive office a register, in which, subject to such reasonable regulations as it may prescribe, but at their expense, the Borrowers will provide for the registration and transfer of the Loan. This Section shall be construed so that such obligations are at all times maintained in “registered form” within the meaning of Section 163(f), 871(h)(2) and 881(c)(2) of the Internal Revenue Code and any related regulations (and any other relevant or successor provisions of the Internal Revenue Code or such regulations). Each Borrower shall at all times treat the person who is registered as the holder(s) of any Loan as the holder and beneficial owner.

9.8    Amendments and Waivers.

(a)    Any provision of this Agreement may be amended or waived if such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective.

(b)    No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by applicable Law.

9.9    Integration; Effectiveness. The Loan Documents and the other agreements and instruments contemplated hereby constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.

9.10    Interpretation. For purposes of the Loan Documents (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to such Loan Document as a whole. Unless the context otherwise requires, references herein to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof. The Loan Documents shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The headings of the various Sections and subsections herein are for reference only and shall not define, modify, expand or limit any of the terms or provisions hereof. Unless otherwise indicated, section references herein refer to sections of this Agreement.

9.11    Severability. If any term, provision, covenant or restriction contained in the Loan Documents is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of the Loan Documents shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby and thereby are not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify the Loan Documents so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby and thereby are consummated as originally contemplated to the fullest extent possible.

9.12    Conflict Agreement. In the event of any inconsistencies between the terms of this Agreement and the terms of any other Loan Documents, the terms of this Agreement shall prevail.

10.  Definitions. As used in the Loan Documents, the word “shall” is mandatory, the word “may” is permissive, the word “or” is not exclusive, the words “includes” and “including” are not limiting and the singular includes the plural. As used in the Loan Documents, the following capitalized terms have the following meanings:

“Action” has the meaning set forth in the Merger Agreement.

“Affiliate” has the meaning set forth in the Merger Agreement.

“Copyrights” has the meaning set forth in the Merger Agreement.

“Debtor Relief Law” means the bankruptcy code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States, Denmark or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any Event of Default or any condition, occurrence or event which, after notice or lapse of time or both, would constitute an Event of Default.

“Delayed Draw Closing Date” means the date of the making of the Delayed Draw Loan hereunder.

“Initial Loan Closing Date” means the date of the making of the Initial Loan hereunder.

“Intellectual Property” means all of a Person’s right, title, and interest in and to (a) its Copyrights, Trademarks and Patents and amendments, renewals and extensions of the foregoing; (b) any and all trade secrets and trade secret rights, including any rights to unpatented inventions, know-how and operating manuals; (c) any and all source code; (d) any and all design rights which may be available to such Person; (e) any and all licenses and other agreements providing the right to use any of the foregoing; and (f) any and all claims for damages by way of past, present and future infringement of any of the foregoing, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the Intellectual Property rights identified above.

“Investment” is any beneficial ownership interest in any Person (including stock, partnership or limited liability company interest or other securities), and any loan, advance or capital contribution to any Person.

“Law” has the meaning set forth in the Merger Agreement.

“Loan Documents” means, collectively, this Agreement and any schedules, annexes, certificates, notices and any other documents related to this Agreement executed by any Borrower, any intellectual property security agreements, and any other present or future agreement by any Borrower with or for the benefit of Holder relating to this Agreement and the Loans and Obligations hereunder, all as amended, restated, amended and restated, supplemented or otherwise modified from time to time, but expressly excluding the Merger Agreement.

“Organic Document” means, relative to any Borrower or any Subsidiary, its certificate of incorporation, by laws, certificate of partnership, partnership agreement, certificate of formation, limited liability agreement, operating agreement and all shareholder agreements, voting trusts and similar arrangements applicable to such Borrower’s or any Subsidiary’s equity securities.

“Patent Security Agreement” means any Patent Security Agreement executed and delivered by any Borrower in substantially the form of Exhibit B to this Agreement, as amended, supplemented, amended and restated or otherwise modified from time to time.

“Proceeds” means “proceeds” as such term is defined in section 9-102 of the UCC and, in any event, shall include, without limitation, all dividends or other income from the Collateral, collections thereon or distributions with respect thereto.

“Restricted Payment” means (a) the declaration or payment of any dividend on, or the making of any payment or distribution on account of, or setting apart assets for a sinking or other analogous fund for the purchase, redemption, defeasance, retirement or other acquisition of, any class of capital stock or other equity interests of any Borrower or any of its Subsidiaries or any warrants, options or other right or obligation to purchase or acquire any such capital stock or other equity interests, whether now or hereafter outstanding, (b) the making of any other distribution in respect of such capital stock or other equity interests, in each case either directly or indirectly, whether in cash, property or obligations of any Borrower or any of its Subsidiaries or otherwise, (c) the payment of any management fees, transaction fees, expense reimbursement or other indemnities to any holder of the capital stock or other equity interests of any Borrower or any of its Subsidiaries or any warrants, options or other right or obligation to purchase or acquire any such capital stock or other equity interests in respect of such capital stock or other equity interests or in respect of management, sponsoring, structuring, arranging or other services or (d) the making of any payment, prepayment or repayment of any principal, premium, interest, fees or other charges on or with respect to, or any redemption, purchase, retirement, defeasance, sinking fund or similar payment or any claim for rescission with respect to any other debt for borrowed money.

“Trademark Security Agreement” means any Trademark Security Agreement executed and delivered by any Borrower substantially in the form of Exhibit B to this Agreement, as amended, supplemented, amended and restated or otherwise modified from time to time.

“UCC” means the Uniform Commercial Code, as the same may, from time to time, be enacted and in effect in the State of Delaware; provided, that, to the extent that the UCC is used to define any term herein or in any document or instrument contemplated hereby and such term is defined differently in different Articles or Divisions of the UCC, the definition of such term contained in Article or Division 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Holder’s Lien on any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the State of Delaware, the term “UCC” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions relating to such provisions.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Agreement as of date first written above.

TIMBER PHARMACEUTICALS, INC., as a Borrower

By: /s/ John Koconis Name: John Koconis Title: Chief Executive Officer

TIMBER PHARMACEUTICALS LLC, as a Borrower

By: /s/ John Koconis Name: John Koconis Title: Chief Executive Officer

BIOPHARMX, INC., as a Borrower

By: /s/ John Koconis Name: Joh Koconis Title: Chief Executive Officer

[Signature Page to Secured Bridge Loan Agreement]

LEO US HOLDING, INC., as Holder

By: /s/ Philip Eickhoff Name: Philip Eickhoff Title: Non-executive Director

[Signature Page to Secured Bridge Loan Agreement]

Schedule 1

Intellectual Property

Exhibit A

Form of Drawdown Notice

TO:	LEO US HOLDING, INC.

RE:

Drawdown request and direction with respect to a Loan pursuant to the Secured Bridge Loan Agreement (as amended, restated, amended and restated, supplemented or otherwise modified from time to time the “Loan Agreement”), dated [__________], 2023, by TIMBER PHARMACEUTICALS, INC., a Delaware corporation (“Timber Parent”), TIMBER PHARMACEUTICALS LLC, a Delaware limited liability company (“Timber”), BIOPHARMX, INC., a Nevada corporation (“BioPharmX”, and, together with Timber Parent and Timber, the “Borrowers”, and each a “Borrower”), in favor of LEO US HOLDING, INC., a Delaware corporation, or its permitted assigns (the “Holder”).

Pursuant and subject to the provisions of the Loan Agreement, the Borrowers hereby irrevocably request [an Initial][a Delayed Draw] Loan in the principal amount of $[2,000,000.00][1,000,000.00] to be made to the Borrowers on [                  ] (the “Proposed Drawing Date”) in accordance with the wire transfer instructions provided to Holder by the Borrowers. Terms defined in the Loan Agreement which appear herein without definition shall have the meanings given to them in the Loan Agreement.

The undersigned, being authorized by each Borrower to execute and deliver this Drawdown Notice to the Holder, hereby certifies, for and on behalf of each Borrower, and not in his or her personal capacity, on the date hereof and on the Proposed Drawing Date, that:

(a)	no Event of Default has occurred and is continuing, nor will any Event of Default occur as a result of Holder making this Loan;

(b)	No Borrower has materially breached any provision of the Merger Agreement;

(c)

each of the representations and warranties of each Borrower contained in the Loan Agreement is true and correct as of in all material respects as of the date hereof or as of any earlier date specified in such representations and warranties; and

(d)

the applicable conditions set forth in the Agreement to the drawing of the [Initial Loan][Delayed Draw Loan] have been and will be satisfied (or waived in accordance with the terms and provisions of the Loan Agreement) on the Proposed Drawing Date.

DATED this _____ day of ______________, _______.

1 Borrowers to specify amount of loan requested, which shall be $2 million for the Initial Loan and $1 million for the Delayed Draw Loan.

2 Proposed date of loan to be no less than three (3) Business Days following the date this notice is delivered to the Holder.

TIMBER PHARMACEUTICALS, INC., as a Borrower

By: Name: Title:

TIMBER PHARMACEUTICALS LLC, as a Borrower

By: Name: Title:
BIOPHARMX, INC., as a Borrower

By: Name: Title:

Exhibit B

Form of Intellectual Property Security Agreement

[TRADEMARK] [PATENT] [COPYRIGHT] SECURITY AGREEMENT

This [Trademark][Copyright][Patent] Security Agreement (this “[Trademark][Patent][Copyright] Security Agreement”) is made as of [__________ __], 2023, by [_______________] (the “Grantor”), in favor of LEO US Holding, Inc., a Delaware limited liability company, in its capacity as Holder (together with its successors and assigns in such capacity, the “Grantee”).

WHEREAS, the Grantor [has adopted, used and is using, and holds all right, title and interest in and to, the trademarks and service marks listed on the attached Schedule A, which trademarks and service marks are registered or applied for in the United States Patent and Trademark Office (the “Trademarks”)] [holds all right, title and interest in the letter patents, design patents and utility patents listed on the attached Schedule A, which patents are issued or applied for in the United States Patent and Trademark Office (the “Patents”)] [holds all right, title and interest in the copyrights listed on the attached Schedule A, which copyrights are registered or applied for in the United States Copyright Office (the “Copyrights”)];

WHEREAS, the Grantor and the other Borrowers party thereto have entered into a Secured Bridge Loan Agreement, dated August [●], 2023 (as amended, restated, supplemented, modified or otherwise changed from time to time, the “Loan Agreement”; terms defined in the Loan Agreement which appear herein without definition shall have the meanings given to them in the Loan Agreement), in favor of the Grantee; and

WHEREAS, pursuant to the Loan Agreement, the Grantor has granted to the Grantee a continuing security interest in all right, title and interest of the Grantor in, to and under the [Trademarks, together with, among other things, the good-will of the business symbolized by the Trademarks] [Patents] [Copyrights] and the applications and registrations thereof, and all proceeds thereof, including, without limitation, any and all causes of action which may exist by reason of infringement thereof and any and all damages arising from past, present and future violations thereof (the “Collateral”), to secure the payment, performance and observance of the Obligations (as defined in the Loan Agreement).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor does hereby pledge, convey, sell, assign, transfer and set over unto the Grantee and grants to the Grantee for the benefit of the Grantee and the Holder a continuing security interest in the Collateral to secure the prompt payment, performance and observance of the Obligations.

The Grantor does hereby further acknowledge and affirm that the rights and remedies of the Grantee with respect to the Collateral are more fully set forth in the Loan Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein.

[Signature page follows.]

Exh. B-1

IN WITNESS WHEREOF, the Grantor has caused this Assignment to be duly executed by its officer thereunto duly authorized as of _____________ __, 2023.

[GRANTOR]

By:
Name:
Title:

Acknowledged and Agreed:

LEO US HOLDING, INC,

By:         _____________________________
Name:
Title: